Exhibit 99.1

Chiron Real Estate Inc. Announces Appointment of Charles Fitzgerald to its Board of Directors and the Declaration of its Second Quarter Preferred Dividends

Bethesda, MD – May 20, 2026 – (BUSINESS WIRE) – Chiron Real Estate Inc. (NYSE: XRN) (the “Company” or “Chiron”), today announced the appointment of Charles Fitzgerald to the Company’s Board of Directors (the “Board”), effective as of May 20, 2026, and the declaration of the Company’s second quarter 2026 preferred dividends.

Mr. Fitzgerald will serve as a member of the Board’s Compensation and Nominating and Corporate Governance Committees. Underscoring his strong alignment with shareholder interests, Mr. Fitzgerald holds 97,293 shares of Chiron common stock via affiliated entities, representing approximately $3.4 million of invested capital.

Appointment of Charles Fitzgerald to the Board

Mr. Fitzgerald, age 51, is the Founder and Managing Partner of Maewyn Capital Partners LLC. Prior to forming Maewyn, he was the Founder, Managing Partner and Co-Portfolio Manager of V3 Capital Management LP, and previously held senior investment roles at High Rise Capital Management, JP Morgan Fleming Asset Management and Prudential Real Estate Investors. Mr. Fitzgerald has nearly 30 years of experience investing across public and private real estate markets.

He currently serves on the Board of Directors of FrontView REIT, Inc. (FVR) and on the board of Vibrant Emotional Health, a nonprofit focused on emotional wellness and the administrator of the national 988 Suicide & Crisis Lifeline. Mr. Fitzgerald holds a Bachelor of Arts in Finance and Economics from Northern State University and is a CFA charterholder.

Lori Wittman, the Board’s Lead Independent Director, commented, "We are delighted to welcome Charles to the Board during this period of strategic transition. Charles brings a wealth of institutional knowledge, deep public REIT expertise, and sophisticated financial acumen that aligns perfectly with our commitment to rigorous board leadership. We look forward to working together to continue to propel the Company’s growth.”

Mark Decker Jr., the Company’s Chief Executive Officer and President, commented, “Charles is a highly respected figure in the real estate investment community, widely recognized for his disciplined approach to capital allocation and his deep, long-standing relationships with institutional investors. We believe that his owner-operator mindset will be an incredible asset as we accelerate our strategic initiatives and focus on driving sustainable, long-term total returns for our shareholders.”

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Declaration of Second Quarter Preferred Stock Dividends

Series A Preferred Stock Dividend. On May 20, 2026, the Board declared a $0.46875 per share cash dividend to holders of record as of July 15, 2026, of the Company’s Series A Preferred Stock, which will be paid on July 31, 2026. This dividend represents the Company’s quarterly dividend on its Series A Preferred Stock for the period from April 30, 2026 through July 30, 2026.

Series B Preferred Stock Dividend. On May 20, 2026, the Board declared a $0.50 per share cash dividend to holders of record as of July 15, 2026, of the Company’s Series B Preferred Stock, which will be paid on July 31, 2026. This dividend represents the Company’s quarterly dividend on its Series B Preferred Stock for the period from April 30, 2026 through July 30, 2026.

Forward-Looking Statements

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, our liquidity, our tenants’ ability to pay rent to us, expected financial performance (including future cash flows associated with our joint venture or new tenants or the expansion of current properties), future dividends, interest rates or other financial items; any other statements concerning our plans, strategies, objectives and expectations for future operations and future portfolio occupancy rates, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties, our expected disposition activity, including the timing and/or successful completion of any dispositions and the expected use of proceeds therefrom, and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

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About Chiron

Chiron is a real estate investment trust (“REIT”) focused on investing in the future of healthcare. At Chiron we strive to deliver value at the intersection of care, capital and real estate. Additional information about Chiron can be obtained on its website at www.chironre.com.

Investor Relations

Email: Investors@chironre.com

Phone: 202-524-6869

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